EXHIBIT 32.1

                      CERTIFICATION OF FINANCIAL STATEMENTS
                             CHIEF EXECUTIVE OFFICER


Pursuant to 18 U.S.C. 1350, the President and Chief Executive Officer of Commercial Power Finance, Inc., General Partner of Telecommunications Income Fund X, L.P. (the "Company"), hereby certify that this Form 10-QSB for the quarter ended March 31, 2005, and the financial statements therein, fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB and the financial statements therein fairly present, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.


May 12, 2005                         /s/  Thomas J. Berthel
                                     -------------------------------------------
                                          Thomas J. Berthel
                                          President and Chief Executive Officer
                                          Commercial Power Finance, Inc.
                                          General Partner
                                          Telecommunications Income Fund X, L.P.